Exhibit 99.1

Apollo Investment Corporation

Reports Financial Results for the Quarter Ended September 30, 2014

Fiscal Second Quarter Highlights:

•	Net investment income per share for the quarter was $0.28, compared to $0.23 for the quarter ended June 30, 2014

•	Net asset value per share at the end of the quarter was $8.72, compared to $8.74 at June 30, 2014

•	Declared a dividend of $0.20 per share for the quarter

•	Invested $581 million during the quarter, substantially driven by secured debt opportunities in the primary market

•	Net investment activity was $22 million for the quarter

New York, NY — November 6, 2014 — Apollo Investment Corporation (NASDAQ: AINV) or the “Company,” or “Apollo Investment,” today announced financial results for its second fiscal quarter ended September 30, 2014. The Company’s net investment income was $0.28 per share for the quarter ended September 30, 2014, compared to $0.23 for the quarter ended June 30, 2014. The Company’s net asset value (“NAV”) was $8.72 per share as of September 30, 2014, down from $8.74 at June 30, 2014.

Additionally, the Company also announced that its Board of Directors has declared a dividend of $0.20 per share for the second fiscal quarter of 2015, payable on January 5, 2015 to stockholders of record as of December 19, 2014. The specific tax characteristics of this dividend will be reported to stockholders on Form 1099 after the end of the calendar year.

Mr. James Zelter, Apollo Investment Corporation’s Chief Executive Officer, commented, “For our second fiscal quarter, we are pleased to report strong net investment income and a stable net asset value. A few years ago, we began a portfolio rotation strategy which included moving the portfolio into more proprietary secured debt investments which has better positioned us during these periods of market volatility where underlying fundamentals are often overshadowed by technical market fluctuations.”

FINANCIAL HIGHLIGHTS

($ in billions, except per share data)	September 30, 2014	June 30, 2014	March 31, 2014
Total assets	$3.83	$3.81	$3.64
Investment portfolio (fair value)	$3.67	$3.64	$3.48
Debt outstanding	$1.58	$1.57	$1.37
Total net assets	$2.06	$2.07	$2.05
Net asset value per share	$8.72	$8.74	$8.67

Debt-to-equity ratio	0.76 x	0.76 x	0.67 x
Net leverage ratio (1)	0.76 x	0.75 x	0.68 x

(1)	The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, plus due to custodian, less receivable for investments sold, less cash, less foreign currency, divided by total net assets.

INVESTMENT ACTIVITY AND PORTFOLIO COMPANIES

($ in millions)	Three months ended September 30, 2014	Six months ended September 30, 2014
Investments made (2)	$581	$1,231
Investments sold	$(229)	$(626)

Net activity before repaid investments	$352	$605
Investments repaid	$(330)	$(450)

Net investment activity	$22	$155

Portfolio companies, at beginning of period	117	111
New portfolio companies	15	40
Exited portfolio companies	(19)	(38)

Portfolio companies, at end of period	113	113

Number of investments in existing companies	18	42

(2)	Investments were primarily made through a combination of primary and secondary debt investments.

OPERATING RESULTS

($ in thousands, except per share data)	Three months ended September 30, 2014	Six months ended September 30, 2014
Net investment income	$65,688	$119,240
Net realized and unrealized loss	$(23,721)	$(12,637)

Net increase in net assets from operations	$41,967	$106,603

(per share)
Net investment income per share	$0.28	$0.50
Net realized and unrealized loss per share	$(0.10)	$(0.05)

Earnings per share – basic	$0.18	$0.45
Earnings per share – diluted	$0.18	$0.44

CONFERENCE CALL / WEBCAST AT 10:00 AM EST ON NOVEMBER 6, 2014

The Company will host a conference call on Thursday, November 6, 2014 at 10:00 a.m. Eastern Time. All interested parties are welcome to participate in the conference call by dialing (888) 802-8579 approximately 5-10 minutes prior to the call; international callers should dial (973) 633-6740. Participants should reference Apollo Investment Corporation or Conference ID # 14809426 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Event Calendar in the Investor Relations section of our website at www.apolloic.com. Following the call you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through November 13, 2014 by dialing (800) 585-8367; international callers please dial (404) 537-3406, reference Conference ID # 14809426. A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Event Calendar in the Investor Relations section of our website at www.apolloic.com.

SUPPLEMENTAL INFORMATION

The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the investor relations section of the Company’s website at www.apolloic.com.

Our portfolio composition and weighted average yields at September 30, 2014, June 30, 2014 and March 31, 2014 are as follows:

	September 30, 2014	June 30, 2014	March 31, 2014
Portfolio composition, measured at fair value:
Secured debt	63%	59%	56%
Unsecured debt	17%	22%	27%
Structured products and other	9%	8%	6%
Common equity, preferred equity and warrants	11%	11%	11%
Weighted average yields, at current cost basis, exclusive of securities on non-accrual status:
Secured debt portfolio	10.9%	10.9%	10.8%
Unsecured debt portfolio	11.1%	11.5%	11.5%
Total debt portfolio	11.0%	11.1%	11.1%
Income-bearing investment portfolio composition, measured at fair value:
Fixed rate amount	$1.6 billion	$1.7 billion	$1.7 billion
Floating rate amount	$1.5 billion	$1.5 billion	$1.3 billion
Fixed rate %	51%	53%	58%
Floating rate %	49%	47%	42%
Income-bearing investment portfolio composition, measured at cost:
Fixed rate amount	$1.7 billion	$1.7 billion	$1.7 billion
Floating rate amount	$1.5 billion	$1.5 billion	$1.2 billion
Fixed rate %	52%	53%	58%
Floating rate %	48%	47%	42%

APOLLO INVESTMENT CORPORATION

STATEMENTS OF ASSETS AND LIABILITIES (unaudited)

(in thousands, except per share amounts)

	September 30, 2014	March 31, 2014
Assets
Non-controlled/non-affiliated investments, at fair value (cost — $2,862,751 and $2,714,971, respectively)	$2,848,449	$2,751,896
Non-controlled/affiliated investments, at fair value (cost — $151,273 and $153,721, respectively)	155,399	144,628
Controlled investments, at fair value (cost — $648,994 and $590,060, respectively)	661,378	582,147

Total investments (cost — $3,663,018 and $3,458,752, respectively)	3,665,226	3,478,671
Cash	9,255	13,413
Foreign currency (cost — $2,488 and $1,305, respectively)	2,427	1,323
Receivable for investments sold	87,538	72,918
Interest receivable	35,285	40,106
Dividends receivable	3,504	3,627
Deferred financing costs	28,900	31,601
Prepaid expenses and other assets	1,028	292

Total assets	$3,833,163	$3,641,951

Liabilities
Debt	$1,577,472	$1,372,261
Payable for investments purchased	85,232	119,577
Dividends payable	47,348	47,348
Management and performance-based incentive fees payable	38,371	31,108
Interest payable	14,704	14,318
Accrued administrative expenses	1,698	1,915
Other liabilities and accrued expenses	4,847	3,813

Total liabilities	$1,769,672	$1,590,340

Net Assets
Common stock, par value $.001 per share, 400,000,000 and 400,000,000 common shares authorized, respectively, 236,741,351 and 236,741,351 issued and outstanding, respectively	$237	$237
Paid-in capital in excess of par	3,221,802	3,221,829
Over-distributed net investment income	(29,451)	(53,995)
Accumulated net realized loss	(1,135,144)	(1,133,405)
Net unrealized gain	6,047	16,945

Total net assets	$2,063,491	$2,051,611

Total liabilities and net assets	$3,833,163	$3,641,951

Net asset value per share	$8.72	$8.67

APOLLO INVESTMENT CORPORATION

STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
INVESTMENT INCOME:
From non-controlled/non-affiliated investments:
Interest	$96,146	$79,228	$178,693	$154,789
Dividends	1,275	430	2,116	4,694
Other income	4,038	2,217	6,294	6,693
From non-controlled/affiliated investments:
Interest	971	1,025	2,927	1,728
Dividends	4,128	4,738	8,074	9,564
From controlled investments:
Interest	10,104	5,668	19,224	10,577
Dividends	1,891	364	3,699	2,260
Other income	357	38	463	75

Total investment income	$118,910	$93,708	$221,490	$190,380

EXPENSES:
Management fees	$18,878	$15,356	$36,989	$30,113
Performance-based incentive fees	15,393	11,545	27,860	23,994
Interest and other debt expenses	18,946	17,472	37,848	33,316
Administrative services expense	1,525	1,109	2,958	2,206
Other general and administrative expenses	2,617	1,974	4,904	4,105

Total expenses	57,359	47,456	110,559	93,734

Management and performance-based incentive fees waived	$(4,041)	$(3,326)	$(8,193)	$(5,299)
Expense reimbursements	(96)	(8)	(116)	(8)

Net expenses	$53,222	$44,122	$102,250	$88,427

Net investment income	$65,688	$49,586	$119,240	$101,953

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS, FOREIGN CURRENCIES AND DERIVATIVES:
Net realized gain (loss):
Investments and cash equivalents
Non-controlled/non-affiliated investments	$(173)	$(16,542)	$(11,889)	$(122,418)
Non-controlled/affiliated investments	11,633	—	11,526	—
Controlled investments	—	(10,303)	—	(2,338)

Net realized gain (loss) from investments and cash equivalents	$11,460	$(26,845)	$(363)	$(124,756)

Foreign currencies
Non-controlled/non-affiliated investments	$7	$77	$387	$(100)
Non-controlled/affiliated investments	—	—	—	—
Controlled investments	—	47	—	36
Foreign debt	127	907	(1,763)	3,071

Net realized gain (loss) from foreign currencies	$134	$1,031	$(1,376)	$3,007

Derivatives	—	8,541	—	8,541

Net realized gain (loss)	$11,594	$(17,273)	$(1,739)	$(113,208)

Net change in unrealized gain (loss):
Investments and cash equivalents
Non-controlled/non-affiliated investments	$(51,169)	$35,919	$(48,574)	$100,144
Non-controlled/affiliated investments	2,944	(1,389)	10,653	(5,322)
Controlled investments	5,795	25,880	20,296	22,782

Net change in unrealized gain (loss) from investments and cash equivalents	$(42,430)	$60,410	$(17,625)	$117,604

Foreign currencies
Non-controlled/non-affiliated investments	$(258)	$308	$(513)	$535
Non-controlled/affiliated investments	—	—	—	—
Controlled investments	—	22	—	21
Foreign debt	7,373	(9,773)	7,240	(11,676)

Net change in unrealized gain (loss) from foreign currencies	$7,115	$(9,443)	$6,727	$(11,120)

Derivatives	$—	$(6,855)	$—	$—

Net change in unrealized gain (loss)	$(35,315)	$44,112	$(10,898)	$106,484

Net realized and unrealized gain (loss) from investments, cash equivalents, foreign currencies and derivatives	(23,721)	26,839	(12,637)	(6,724)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$41,967	$76,425	$106,603	$95,229

EARNINGS PER SHARE — BASIC	$0.18	$0.34	$0.45	$0.43

EARNINGS PER SHARE — DILUTED	$0.18	$0.33	$0.44	$0.43

About Apollo Investment Corporation

Apollo Investment Corporation (NASDAQ: AINV) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in various forms of debt investments, including secured and unsecured loan investments, and/or equity in private middle-market companies. The Company may also invest in the securities of public companies and structured products and other investments such as collateralized loan obligations. The Company seeks to provide private financing solutions for private companies that do not have access to the more traditional providers of credit. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, LLC, a leading global alternative investment manager. For more information, please visit www.apolloic.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Contact

Elizabeth Besen

Investor Relations Manager

Apollo Investment Corporation

(212) 822-0625

ebesen@apollolp.com